UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2022

INTERPRIVATE II ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40152	85-3122877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 920-0125

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	IPVA.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	IPVA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	IPVA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 11, 2021, InterPrivate II Acquisition Corp., a Delaware corporation (“InterPrivate”), entered into an Agreement and Plan of Merger by and among InterPrivate, TMPST Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of InterPrivate (“First Merger Sub”), TMPST Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of InterPrivate (“Second Merger Sub”), and Getaround, Inc., a Delaware corporation (“Getaround”) (as may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement was unanimously approved by InterPrivate’s board of directors. If the Merger Agreement is approved by InterPrivate’s and Getaround’s stockholders (and the other closing conditions are satisfied or waived in accordance with the Merger Agreement), and the transactions contemplated by the Merger Agreement are consummated, (a) First Merger Sub will merge with and into Getaround (the “First Merger”), with Getaround being the surviving corporation of the First Merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the surviving corporation from the First Merger will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger (such transactions, collectively, the “Proposed Transaction”). In addition, in connection with the consummation of the Proposed Transaction (the “Closing”), InterPrivate will be renamed “Getaround, Inc.” and is referred to herein as “Pubco” as of the time following the Closing and such change of name.

Merger Consideration

Under the Merger Agreement, holders of Getaround’s equity interests are expected to receive approximately $800,000,000 (“the Base Purchase Price”) in aggregate consideration in the form of Pubco Class A common stock, par value $0.0001 per share (“Pubco Class A Common Stock”), equal to the quotient obtained by dividing (i) the Base Purchase Price by (ii) the per share price of $10.00 at the Closing plus the number of shares of Pubco Class A Common Stock comprising the Earnout Shares (as defined below).

Under the Merger Agreement, immediately prior to the effective time of the First Merger and after each the exercise of any issued and outstanding Getaround preferred stock warrants, each issued and outstanding share of Getaround preferred stock, Getaround non-voting common stock and Getaround Class B non-voting common stock will automatically convert into one share of Getaround common stock. At the effective time of the First Merger, each share of Getaround common stock issued and outstanding immediately prior to the effective time of the First Merger, including any shares resulting from the conversion of any securities convertible into Getaround common stock in connection with the Closing, will be canceled and automatically deemed, for all purposes, to represent the right to receive a number of shares of Pubco Class A Common Stock set forth opposite the names of the holders of such Getaround common stock set forth in the Payment Spreadsheet (as defined in the Merger Agreement).

In addition, under the Merger Agreement, at the effective time of the First Merger, (i) each Company In-the-Money Vested Option (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the effective time of the First Merger will be converted (with such conversion calculated net of any applicable exercise price) into a right to receive a number of shares of Pubco Class A Common Stock as set forth in the Payment Spreadsheet, (ii) each option to purchase shares of Getaround common stock granted under the Getaround stock plan that is not a Company In-the-Money Vested Option and that is outstanding and unexercised immediately prior to the effective time of the First Merger will be assumed by InterPrivate and will be converted into an option to purchase shares of Pubco Class A Common Stock, (iii) each restricted stock unit covering shares of Getaround common stock granted under the Getaround stock plan that is unvested and outstanding immediately prior to the effective time of the First Merger will be assumed by InterPrivate and will be converted into a restricted stock unit covering shares of Pubco Class A Common Stock, (iv) after giving effect to the exercise of all Getaround warrants for Getaround capital stock in accordance with their terms prior to the Closing, each warrant to purchase shares of Getaround capital stock that is outstanding and unexercised immediately prior to the effective time of the First Merger (whether vested or unvested) will automatically terminate in accordance with its terms and be of no further or effect as of the effective time of the First Merger; provided that the foregoing will not affect the ability of a holder of any Getaround warrants to exercise any such Getaround warrants in connection with the Proposed Transactions pursuant to the terms of Getaround warrants and (v) each Bridge Note (as defined in the Merger Agreement) and New Getaround Bridge Note

(as defined in the Merger Agreement) that is outstanding at the effective time of the First Merger will convert in accordance with its terms and each holder thereof will receive that number of shares of Pubco Class A Common Stock set forth opposite such holder’s name in the Payment Spreadsheet.

9,333,333 shares of Pubco Class A Common Stock issuable as part of the Base Purchase Price will be set aside in an escrow account at Closing (the “Escrow Shares”). One million (1,000,000) Escrow Shares will be set aside and allocated as agreed upon by InterPrivate and Getaround, including for the benefit of some or all of the Non-Redeeming Parent Stockholders (as defined in the Merger Agreement). In the event of a PIPE Investment (as defined below), a number of Escrow Shares equal to (i) 8,333,333 multiplied by (ii) a fraction, (A) the numerator of which will be the lesser of (y) the PIPE Investment Amount (as defined below) and (z) $125,000,000 and (B) the denominator of which will be $125,000,000 (the “PIPE Protection Shares”), will be set aside for the benefit of the PIPE Investors (as defined below) and will be allocable to the PIPE Investors pursuant to the PIPE Subscription Agreements (as defined below) and the Escrow Agreement (as defined in the Merger Agreement), and the PIPE Protection Shares will be the only shares of Pubco Class A Common Stock in the Escrow Account set aside for the PIPE Investors. Further, subject to the terms of Escrow Shares reserved for Non-Redeeming Parent Stockholders and the PIPE Investors, a remaining portion of the Escrow Shares, including any remaining PIPE Protection Shares not allocated (the “Additional Shares”) will be set aside and allocated as agreed upon by Parent and Getaround, including, in case the PIPE Investment Amount is less than $125,000,000, for the benefit of some or all of the Non-Redeeming Parent Stockholders. If InterPrivate and Getaround are unable to agree upon an allocation of the Additional Shares, then all of the Additional Shares will be allocated for the benefit of the Non-Redeeming Parent Stockholders. After giving effect to the aforesaid, should any of the Escrow Shares remain, then InterPrivate and Getaround will, as soon as practicable, instruct the Escrow Agent to distribute such Escrow Shares pro rata to Getaround’s stockholders.

In addition to the aggregate consideration above, following the Closing, Pubco will issue up to an additional 34,000,000 shares of Pubco Class A Common Stock (“Earnout Shares”) to equity interest holders of Getaround and holders of Bridge Notes and up to an additional 11,000,000 shares of Pubco Class A Common Stock to certain personnel of Getaround as earnout consideration in tranches based upon the volume weighted average price of Pubco Class A Common Stock for any twenty (20) Trading Days (as defined in the Merger Agreement) within a period of thirty (30) consecutive Trading Days at any time following the Closing Date (as defined in the Merger Agreement) until the seven (7) year anniversary of the Closing Date. These price targets range from $13.50 to $55. Further, the payment of the earnout consideration is subject to acceleration in the event of a change of control of Pubco in which the stockholders of Pubco have the right to exchange their shares for consideration based on certain value thresholds.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations and warranties for transactions of this type. The representations and warranties made under the Merger Agreement will not survive the Closing except for claims with respect to actual fraud. In addition, the parties to the Merger Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of the business and operations of InterPrivate and Getaround and their respective subsidiaries prior to the Closing. The covenants under the Merger Agreement also will not survive the Closing unless they are, by their terms, required to be performed after the Closing and except for claims with respect to actual fraud. The parties agreed to, subject to certain exceptions, use their respective best efforts to consummate the Proposed Transaction in the most expeditious manner practicable.

Conditions to Closing

The obligations of the parties (or, in some cases, some of the parties) to consummate the Proposed Transaction are subject to the satisfaction or waiver of certain customary conditions to closing, including, among other things: (i) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) InterPrivate having at least $5,000,001 of net tangible assets following the redemption of its public shares, (iii) approval by the required stockholders of InterPrivate and Getaround of the Merger Agreement and the Proposed Transaction, (iv) the absence of any law enacted or order issued or threatened in writing by a governmental authority having the effect of restricting or making the transactions contemplated by the Merger Agreement illegal or otherwise prohibiting, restricting or making illegal the consummation of the transactions contemplated by the Merger Agreement, (v) approval for the listing on the New York Stock Exchange (“NYSE”) of the shares of Pubco Class A Common Stock to be issued in connection with the Proposed Transaction, (vi) the absence of any material adverse effect, or any change or effect that, individually or in the aggregate would result in a material adverse effect with respect to Getaround and its subsidiaries, taken as a whole, since the date of the Merger Agreement or is reasonably likely to prevent or materially delay the ability of Getaround to consummate the transactions contemplated under the Merger Agreement, (vii) the performance or compliance in all material respects by the parties with all the agreements and covenants required to be performed by such party under the Merger Agreement on or prior to the Closing Date, (viii) with respect to Getaround’s obligation to close only, Parent Available Cash (as defined in the Merger Agreement) shall not be less than $225,000,000, and (ix) the resignation of certain officers and directors of InterPrivate and Getaround.

Termination

The Merger Agreement may be terminated by InterPrivate or Getaround under certain circumstances prior to the Closing, including, among others, (i) by mutual written consent of InterPrivate and Getaround, (ii) by either InterPrivate or Getaround if the Closing has not occurred on or before December 31, 2022 so long as the party proposing to terminate the Merger Agreement is not in breach of the Merger Agreement and the action or failure to act underlying such breach has not been the principal cause or resulted in the failure of the consummation of the Proposed Transaction, (iii) by InterPrivate or Getaround if the consummation of the transactions contemplated by the Merger Agreement is permanently restricted, enjoined or prohibited by the terms of a final, non-appealable order issued by governmental authority, (iv) by InterPrivate or Getaround if InterPrivate has not obtained the required approval of its stockholders, (v) by InterPrivate if the required approval of Getaround stockholders has not been obtained by Getaround within forty-eight (48) hours after execution of the Merger Agreement, (vi) by Getaround if InterPrivate, First Merger Sub or Second Merger Sub is in breach of any representation, warranty, covenant or agreement such that the applicable conditions to closing of InterPrivate, First Merger Sub or Second Merger Sub set forth in the Merger Agreement would not be satisfied (subject to certain notice and cure rights and formalities set forth therein), (vii) by InterPrivate if Getaround is in breach of any representation, warranty, covenant or agreement such that the applicable conditions to closing of Getaround set forth in the Merger Agreement would not be satisfied (subject to certain notice and cure rights and formalities set forth therein) and (viii) by InterPrivate if Getaround fails to deliver the PCAOB Audited Financials (as defined in the Merger Agreement) to InterPrivate containing an unqualified (except with respect to material weaknesses) audit report / opinion thereon from the auditor or a materially adverse deviation from the Draft PCAOB Financial Statements (as defined in the Merger Agreement).

In the event that the Merger Agreement is terminated by (i) InterPrivate due to a Fundamental Breach (as defined in the Merger Agreement) by Getaround or (ii) during the period beginning on the date of execution of the Merger Agreement and ending six (6) months after termination the Merger Agreement, Getaround enters into a letter of intent or other agreement with any person (other than InterPrivate) with respect to a Company Business Combination (as defined in the Merger Agreement) that resulted from a Fundamental Breach that occurred at any time before the Merger Agreement is terminated pursuant to its terms, then, Getaround agrees to pay (i) twenty million dollars ($20,000,000) if the Fundamental Breach (as defined below) results solely from a transaction described in clause (ii) of the definition of Fundamental Breach Transaction (as defined in the Merger Agreement) and (ii) thirty million dollars ($30,000,000) in all other cases (the “Fundamental Breach Compensation”) to InterPrivate or its designee by wire transfer of same day funds as liquidated damages. Getaround and its Representatives and other Getaround Parties shall be notified of this provision. Either party is entitled to seek an injunction, specific performance or other equitable relief in accordance with the Merger Agreement. InterPrivate and Getaround acknowledged that in no event will Getaround be required to pay the Fundamental Breach Compensation Amount to InterPrivate on more than one occasion. “Fundamental Breach” means a breach of Section 7.11(a) of the Merger Agreement as a consequence of an act or omission by Getaround or any Getaround Party, including through the failure by Getaround to restrain its representatives from violating Section 7.11(a); provided that no Fundamental Breach shall occur solely as a result of the conduct of a Person if (i) no Getaround Party had actual knowledge of such breach, or (ii) if a Getaround Party has actual knowledge of such breach, and Getaround promptly informs InterPrivate of any such conduct and takes commercially reasonable measures to Cure such breach and does not subsequently engage in a Fundamental Breach Transaction. The term “Cure” means that Getaround (i) promptly informs InterPrivate in reasonable detail of the relevant conduct, including the identities of the Concerned Parties (as defined in the Merger Agreement) involved, and keeps InterPrivate reasonably informed of the status of any continuing efforts to Cure thereafter; and (ii) takes reasonable measures to (x) restrain such Concerned Parties from acting in a manner that would reasonably be expected to violate Section 7.11(a) of the Merger Agreement, and (y) mitigate the consequences of such conduct.

The foregoing description of the Merger Agreement and the Proposed Transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about InterPrivate, Getaround or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in InterPrivate’s public disclosures.

Company Holders Support Agreement

Effective as of May 12, 2022, certain stockholders of Getaround (the “Company Holders”) entered into a support agreement with InterPrivate and Getaround (the “Company Holders Support Agreement”), pursuant to which, among other things, each Company Holder, agreed among other things, (a) to provide an executed irrevocable written consent adopting and agreeing to be bound by all terms of the Merger Agreement and approving the Proposed Transaction as promptly as reasonably practicable (no later than forty-eight (48) hours after the execution and delivery of the Merger Agreement); (b) terminate certain agreements such Company Holders are a party to and waive (i) any redemption rights, put rights, purchase rights, preemptive rights, rights of first refusal, rights of first offer or other similar rights, in each case that would be triggered by virtue of consummation of the Proposed Transaction and (ii) subject to the occurrence of, and effective immediately prior to, the effective time of the First Merger, any information rights, rights to consult with and advise management, inspection rights, Getaround board observer rights or rights to receive information delivered to Getaround board of directors; (c) subject to certain permitted exceptions, not sell, assign, transfer or otherwise dispose of or encumber, or agree to do any of the foregoing, any of their equity interest in Getaround; and (d) not solicit, or facilitate or engage in such solicitation, a Company Business Combination or any inquiry, indication of interest, proposal or offer that would reasonably be expected to lead to any Company Business Combination. The written consent was received May 13, 2022 and as a result, the requisite approval of the Getaround stockholders of the Merger Agreement and the Transactions has been obtained.

The foregoing description of the Company Holders Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Company Holders Support Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, InterPrivate Acquisition Management II LLC (the “Sponsor”) entered into a sponsor support agreement (the “Sponsor Support Agreement”) with InterPrivate and Getaround, pursuant to which the Sponsor agreed to, among other things, to (a) vote, or cause to be voted, all shares of InterPrivate Class A Common Stock and InterPrivate Class B Common Stock held by the Sponsor in favor of adopting the Merger Agreement and the Proposed Transaction; (b) waive all rights the Sponsor has or will have under Section 4.3(b)(ii) of the Amended and Restated Certificate of Incorporation of InterPrivate (the “InterPrivate Charter”) to receive shares of InterPrivate Class A Common Stock in excess of the number issuable at the Initial Conversion

Ratio (as defined in the InterPrivate Charter) (“Excess Shares”) as a result of any adjustment in connection with the Proposed Transaction and, to the extent the Sponsor receives any Excess Shares as a result of any adjustment in connection with the Proposed Transaction, promptly return such shares to InterPrivate for cancellation, (c) not demand that InterPrivate redeem its Class B Common Stock in connection with the Proposed Transaction, or otherwise participate in any such redemption by tendering or submitting any of the InterPrivate Class B Common Stock for redemption; (d) not modify or amend that certain letter agreement dated March 4, 2021 that was entered into among the Sponsor, certain InterPrivate stockholders holding InterPrivate Class B Common Stock and InterPrivate in connection with the initial public offering of InterPrivate without prior consent of Getaround; (e) vote against or withhold consent with respect to any merger, purchase of all or substantially all of any person’s assets or other business combination transaction (other than the Merger Agreement in connection with the Proposed Transaction); (f) not transfer or deposit into a voting trust, or enter into a voting agreement or any similar agreement, with respect to the InterPrivate Class A Common Stock and InterPrivate Class B Common Stock held by the Sponsor; and (g) make any securities of InterPrivate that the Sponsor purchases or otherwise acquires after the execution of the Sponsor Support Agreement be subject to the terms and conditions of the Sponsor Support Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.

PIPE Investment

InterPrivate and Getaround anticipate that after the execution of the Merger Agreement, certain investors (collectively, the “PIPE Investors”) will agree to make private investments in InterPrivate (the “PIPE Investment”) in an aggregate amount to be mutually agreed by InterPrivate and Getaround (the “PIPE Investment Amount”, which, for the avoidance of doubt, will not include any amount raised pursuant to the Mudrick Subscription Agreement (as defined below)) to purchase shares of Parent Class A Stock to be consummated immediately prior to the consummation of the Proposed Transaction, on the terms and subject to the conditions of the subscription agreements to be executed and delivered by InterPrivate and the PIPE Investors (the “PIPE Subscription Agreements”).

Amended and Restated Registration Rights Agreement

In connection with the consummation of the First Merger, InterPrivate, the Sponsor and Jeffrey Harris, Matthew Luckett and Tracey Brophy Warson (the “Sponsor Holders”), EarlyBird Capital, Inc. (“EarlyBird”) and certain equity holders of Getaround (the “Legacy Holders” and, together with the Sponsor Holders and EarlyBird, the “Holders”) will enter into an Amended and Restated Registration Rights Agreement.

Pursuant to the terms of the Amended and Restated Registration Rights Agreement, Pubco will be obligated to file a registration statement to register the resale of certain securities of Pubco held by the Sponsor Holders, EarlyBird and certain Legacy Holders (the “Registrable Securities”). The Amended and Restated Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights Agreement further provides for the securities of InterPrivate held by the Legacy Holders to be locked-up for a period beginning on the Closing Date and ending on the date that is one-hundred-and-eighty (180) days after the Closing Date (the “Legacy Holder Lock-up Expiration Date”) and the securities of Pubco held by the Sponsor Holders to be locked-up for a period beginning on the Closing Date and ending on the date that is the one (1) year anniversary of the Closing Date (the “Sponsor Lock-up Expiration Date,” together with the Legacy Holder Lock-up Expiration Date, the “Lock-up Expiration Dates”); provided, however, the lock-up will expire with respect to fifty percent (50%) of the securities of Pubco held by the Legacy Holders and Sponsor Holders, if prior to the applicable Lock-Up Expiration Date, on the date on which the sale price of the Pubco Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period, and the lock-up will expire with respect to the remaining fifty percent

(50%) of the securities of Pubco held by Legacy Holders and Sponsor Holders, if subsequent to the Closing Date and prior to the applicable Lock-up Expiration Date, on the if, subsequent to the Closing Date, on the date that the Pubco consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Pubco’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Amended and Restated Registration Rights Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Mudrick Subscription Agreement

In connection with the execution of the Merger Agreement, effective as of May 11, 2022, InterPrivate entered into a subscription agreement (the “Mudrick Subscription Agreement”) with Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (collectively, “Mudrick”), pursuant to which InterPrivate will sell and issue to Mudrick convertible promissory notes (the “Mudrick Convertible Notes”) in an aggregate principal amount of at least $100 million, up to a maximum of $175 million under certain conditions. The Mudrick Convertible Notes will be issued pursuant to an indenture (in substantially the form attached as Exhibit A to the Mudrick Subscription Agreement) to be entered into on the Closing Date by and among Pubco, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Mudrick Convertible Notes will be convertible into shares of Pubco Class A Common Stock (subject to adjustments as provided in the indenture) at an initial conversion rate of 86.96 shares of Pubco Class A Common Stock per $1,000 principal amount of Mudrick Convertible Notes, representing an initial conversion price of $11.50 per share, subject to a downward adjustment to 115% of the average daily VWAP of Pubco Class A Common Stock for the 90 trading days after the Closing Date, subject to a minimum conversion price of $9.21 per share, subject to adjustments to such rate as provided in the indenture, including adjustments in connection with certain issuances or deemed issuances of Pubco Class A Common Stock at a price less than the then-effective conversion price, at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Mudrick Convertible Notes. In connection with the execution of the Mudrick Subscription Agreement, InterPrivate agreed to issue warrants (the “Notes Warrants”), each representing the right to purchase one share of Pubco Class A Common Stock, that are exercisable for shares of Pubco Class A Common Stock having an aggregate value equal to $3.5 million, based upon a value of $1.25 per Note Warrant; provided that such value shall be adjusted upward or downward to reflect the VWAP reported by Bloomberg LP (subject to customary proportionate adjustments affecting the outstanding shares of Pubco Class A Common Stock) of the equivalent publicly-traded warrants of InterPrivate during the 90 trading days following the Closing Date, subject to a maximum upward or downward adjustment of $0.75 per Note Warrant. Notwithstanding the foregoing, InterPrivate shall have the right to pay cash in lieu of issuing the Note Warrants; provided that such cash amount will be equal to $3.5 million. InterPrivate also agreed to pay Mudrick within 100 trading days following the Closing Date, a fee equal to $5.25 million (the “Backstop Fee”).

InterPrivate’s obligations under the Mudrick Convertible Notes will be (a) guaranteed by Second Merger Sub and certain of its and InterPrivate’s subsidiaries and (b) secured by collateral consisting of substantially all of the assets of Pubco and its subsidiary guarantors pursuant to security documents to be entered into upon the issuance of the Mudrick Convertible Notes.

The Mudrick Convertible Notes will bear interest at the rate of 8.00% per annum if Pubco elects to pay interest in cash or 9.50% per annum if Pubco elects to pay interest in-kind, and interest will be paid semi-annually. Upon the occurrence, and during the continuation, of an event of default, an additional 2.00% will be added to the stated interest rate. The Mudrick Convertible Notes will mature on the fifth anniversary of issuance and will be redeemable at any time by Pubco, in whole but not in part, for cash, at par plus accrued and unpaid interest to, but excluding, the redemption date, plus certain make-whole premiums as specified in the indenture governing the Mudrick Convertible Notes.

Upon the occurrence of a Fundamental Change (as defined in the indenture), Mudrick will have the right, at its option, to require Pubco to repurchase for cash all or any portion of its Mudrick Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to the principal amount of the Mudrick Convertible Notes to be repurchased plus certain make-whole premiums, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Mudrick Convertible Notes, Note Warrants and shares of Pubco Class A Common Stock underlying the Mudrick Convertible Notes and the Note Warrants are being issued in a private placement transaction pursuant to an exemption from registration requirements of the Securities Act and have not been, and will not be, registered under the Securities Act. InterPrivate granted Mudrick certain registration rights under the Mudrick Subscription Agreement and agreed that, after the Closing, Pubco will file with the SEC a registration statement registering the resale of the shares of Pubco Class A Common Stock issuable upon conversion of the Mudrick Convertible Notes and upon exercise of the Note Warrants. The Mudrick Subscription Agreement also contains other customary representations, warranties, covenants and agreements of the parties thereto. The indenture governing the Mudrick Convertible Notes will include restrictive covenants that, among other things, will limit the ability of Pubco to incur additional debt, make restricted payments and limit the ability of Pubco to incur liens. The indenture will also contain customary events of default.

In addition to the customary conditions to closing provided in the Mudrick Subscription Agreement, the obligations of Mudrick to consummate the subscriptions provided for in the Mudrick Subscription Agreement are conditioned upon, among other things, and are expected to close concurrently with, the consummation of the Mergers.

The foregoing description of the Mudrick Subscription Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the text of the Mudrick Subscription Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein, and the execution of the indenture that will govern, and the global note representing, the Mudrick Convertible Notes.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities that may be issued in connection with the Mudrick Subscription Agreement will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the Proposed Transaction, but does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. InterPrivate intends to file with the SEC a registration statement on Form S-4 relating to the Proposed Transaction that will include a proxy statement of InterPrivate and a prospectus of InterPrivate. When available, the definitive proxy statement/prospectus and other relevant materials will be sent to all InterPrivate stockholders as of a record date to be established for voting on the Proposed Transaction. InterPrivate also will file other documents regarding the Proposed Transaction with the SEC. Before making any voting decision, investors and securities holders of InterPrivate are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Transaction as they become available because they will contain important information about InterPrivate, Getaround and the Proposed Transaction.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by InterPrivate through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by InterPrivate may be obtained free of charge from InterPrivate’s website at https://ipvspac.com/ or by written request to InterPrivate at InterPrivate II Acquisition Corp., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019.

Participants in Solicitation

InterPrivate and Getaround and their respective directors and officers may be deemed to be participants in the solicitation of proxies from InterPrivate’s stockholders in connection with the Proposed Transaction. Information about InterPrivate’s directors and executive officers and their ownership of InterPrivate’s securities is set forth in InterPrivate’s filings with the SEC, including InterPrivate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. To the extent that such persons’ holdings of InterPrivate’s securities have changed since the amounts disclosed in InterPrivate’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the names and interests in the Proposed Transaction of InterPrivate’s and Getaround’s respective directors and officers and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed Transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Transaction between Getaround and InterPrivate, including statements regarding the benefits of the Proposed Transaction, the anticipated timing of the completion of the Proposed Transaction, the services offered by Getaround and the markets in which it operates, the expected total addressable market for the services offered by Getaround, the sufficiency of the net proceeds of the proposed transaction to fund Getaround’s operations and business plan and Getaround’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the risk that the Proposed Transaction may not be completed by InterPrivate’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by InterPrivate; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including the adoption of the business combination agreement by the stockholders of InterPrivate and Getaround, the satisfaction of the minimum trust account amount following redemptions by InterPrivate’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the lack of a third-party valuation in determining whether or not to pursue the Proposed Transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (vi) the effect of the announcement or pendency of the Proposed Transaction on Getaround’s business relationships, performance, and business generally; (vii) risks that the Proposed Transaction disrupts current plans and operations of Getaround as a result; (viii) the outcome of any legal proceedings that may be instituted against Getaround, InterPrivate or others related to the business combination agreement or the Proposed Transaction; (ix) the ability to meet New York Stock Exchange listing standards at or following the consummation of the Proposed Transaction; (x) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by a variety of factors, including changes in the competitive and highly regulated industries in which Getaround operates, variations in performance across competitors, changes in laws and regulations affecting Getaround’s business and the ability of Getaround and the post-combination company to retain its management and key employees; (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction, gauge and adapt to industry trends and changing host, guest and consumer preferences, and identify and realize additional opportunities; (xii) the risk of adverse or changing economic conditions, including the resulting effects on consumer spending, and the possibility of rapid change in the highly competitive industry in which Getaround operates; (xiii) the risk that Getaround and its current and future partners are unable to successfully develop and scale Getaround’s products and offerings, or experience significant delays in doing so; (xiv) the risk that Getaround may never achieve or sustain profitability; (xv) the risk that Getaround will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xvi) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xvii) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; (xviii) the ability to maintain strategic partnerships, including integrations and collaborations with original equipment manufacturers and ride hailing apps; (xix) the risk of product liability or regulatory lawsuits or proceedings relating to Getaround’s products and offerings; (xx) the risk that Getaround is unable to secure or protect its intellectual property; (xxi) the effects of COVID-19 or other public health crises on Getaround’s business and results of operations, the travel and transportation industries, travel and transportation trends, and the global economy generally; and (xxii) costs related to the Proposed Transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of InterPrivate’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by InterPrivate from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Getaround and InterPrivate assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Getaround nor InterPrivate gives any assurance that either Getaround or InterPrivate will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of InterPrivate, Getaround, First Merger Sub or Second Merger Sub, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement, dated as of May 11, 2022, by and among InterPrivate, First Merger Sub, Second Merger Sub, and Getaround.

10.1*	Mudrick Subscription Agreement, dated as of May 11, 2022, by and between InterPrivate and Mudrick.

10.2	Form of Company Holders Support Agreement.

10.3	Form of Sponsor Support Agreement.

10.4	Form of Amended and Restated Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). InterPrivate agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPRIVATE II ACQUISITION CORP.

Date: May 13, 2022	By:	/s/ Brandon Bentley
	Name:	Brandon Bentley
	Title:	General Counsel

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